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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                        GRAY COMMUNICATIONS SYSTEMS, INC.


                              GEORGIA SUBSIDIARIES

The Albany Herald Publishing Company, Inc.
The Rockdale Citizen Publishing Company
Gray Real Estate and Development Company
Gray Kentucky Television, Inc.
The Southwest Georgia Shopper, Inc.
WRDW-TV, Inc.
Gray Transportation Company, Inc.
WVLT-TV, Inc.
WITN-TV, Inc.
Gray Florida Holdings, Inc.
WEAU-TV, Inc.
Gray Communications of Indiana, Inc.
Gray Communications of Texas, Inc.
Gray Communications of Texas-Sherman, Inc.

                               ARKANSAS SUBSIDIARY

KTVE, Inc.

                              LOUISIANA SUBSIDIARY

LYNQX Communications, Inc.




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                         DELAWARE CORPORATE SUBSIDIARIES

Gray MidAmerica Holdings, Inc.
KOLN/KGIN, Inc.
KWTX-KBTX LP Corp.
KXII LP Corp.
Gray Television Management, Inc.
KOLN/KGIN License, Inc.
WVLT Licensee Corp.
WJHG Licensee Corp.
WKYT Licensee Corp.
WRDW Licensee Corp.
WYMT Licensee Corp.
Porta-Phone Paging Licensee Corp.
WCTV Licensee Corp.
WITN Licensee Corp.
WEAU Licensee Corp.
KWTX-KBTX Licensee Corp.
KXII Licensee Corp.

                    DELAWARE LIMITED PARTNERSHIP SUBSIDIARIES

KWTX-KBTX L.P.
KXII L.P.


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